Exhibit 32.1

CLARCOR Inc.
Certification pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section
906 of the Sarbanes-Oxley Act of 2002

I, Norman E. Johnson, Chairman of the Board, President and Chief Executive Officer of CLARCOR Inc., hereby certify that the accompanying Annual Report of CLARCOR Inc. on Form 10-K fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in the Annual Report on Form 10-K fairly presents, in all material respects, the financial condition and results of operations of CLARCOR Inc.

January 22, 2010 (Date)	By	/s/ Norman E. Johnson Norman E. Johnson Chairman of the Board, President and Chief Executive Officer